UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2019

ZYNGA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35375	42-1733483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Eighth Street San Francisco, CA 94103		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 449-9642

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	ZNGA	Nasdaq Global Select Market

Item 1.01.  Entry into a Material Definitive Agreement.

On May 24, 2019, Big Dog Holdings LLC (“Seller”), a wholly-owned subsidiary of Zynga Inc. (“Zynga”), and BCP-CG 650 Property LLC (“Buyer”), an affiliate of Beacon Capital Partners, LLC, entered into an Agreement of Purchase and Sale (the “Sale Agreement”) pursuant to which (i) Buyer will purchase from Seller all of its interest in the real property located at 650 Townsend Street and 699 Eighth Street in San Francisco, California (the “Building”) (including all of the preexisting leases among Seller and third-party tenants in the Building) and (ii) Zynga will enter into an office lease with Buyer to lease back approximately 185,000 rentable square feet of office space located in the Building (the “Lease”), where Zynga’s corporate headquarters is currently located and is expected to remain.

The aggregate pre-tax consideration to be paid by Buyer to Seller pursuant to the Sale Agreement is approximately $600 million in cash (the “Purchase Price”), $25 million of which is to be deposited into an escrow account. The Purchase Price will be subject to adjustment for customary closing costs and other matters as set forth in the Sale Agreement.

The closing of the sale of the Building is expected to take place before the end of July 2019, subject to customary closing conditions and deliveries.

Pursuant to and upon closing of the Sale Agreement, Zynga will enter into the Lease, providing for a 12-year lease commencing in July 2019 and expiring in July 2031, with options to extend the term of the Lease by up to a maximum of an additional 22 years.  The initial base rent will be approximately $10 million for the first year of the Lease, and may increase by an amount not to exceed 3.25% per year commencing July 2020.

The foregoing descriptions of the Sale Agreement and the Lease do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*+	Agreement of Purchase and Sale, dated as of May 24, 2019, by and between Big Dog Holdings LLC, a subsidiary of the registrant, and BCP-CG 650 Property LLC
10.2*+	Form of Office Lease, by and between the registrant, as tenant, and BCP-CG 650 Property LLC, as landlord

*  Certain portions of this exhibit have been redacted to preserve confidentiality. The registrant hereby undertakes to provide further information regarding such redacted information to the Commission upon request.

+  Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to provide further information regarding such omitted materials to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZYNGA INC.

Date: May 28, 2019	By:	/s/ Gerard Griffin
Gerard Griffin
Chief Financial Officer